                   SUBSIDIARIES OF THE REGISTRANT                  EXHIBIT 21.01

                 Name in                                                                       Jurisdiction
           Corporate Articles                             Doing Business As                  of Incorporation
           ------------------                             -----------------                  ----------------
ORIGIN Systems, Inc.                             ORIGIN Systems, Inc.                        Texas

Electronic Arts, Proprietary Limited (formerly   Electronic Arts, Pty. Ltd. (formerly
Entertainment and Computer Proprietary,          Entertainment and Computer Proprietary,     Commonwealth of
Limited)                                         Limited)                                    Australia

Electronic Arts (Canada) Inc.                    Electronic Arts (Canada) Inc. (formerly     British Columbia,
(formerly Distinctive Software, Inc.)            Distinctive Software, Inc.)                 Canada

Electronic Arts, Limited                         Electronic Arts, Limited                    United Kingdom

Electronic Arts GmbH                             Electronic Arts GmbH                        Germany

EA Kabushiki Kaisha                              Electronic Arts K.K.                        Japan

Electronic Arts Productions, Inc.                Crocodile Productions                       Delaware

Electronic Arts Puerto Rico Inc.                 Electronic Arts Puerto Rico Inc.            Delaware

Electronic Arts International Corporation        Electronic Arts International Corporation   California

Electronic Arts Software S.L. (formerly          Electronic Arts Software S.L. (formerly
DROSoft)                                         DROSoft)                                    Spain

Bullfrog Productions Ltd.                        Bullfrog Productions Ltd.                   United Kingdom

Electronic Arts Productions Ltd.                 Electronic Arts Productions Ltd.            United Kingdom

Electronic Arts Nordic Aktienbolag               Electronic Arts Nordic Aktienbolag          Sweden

Electronic Arts Asia Pacific PTE., LTD           Electronic Arts Asia Pacific PTE., LTD      Singapore

Electronic Arts Seattle Inc.                     Electronic Arts Seattle Inc.                Washington

Vision Software (Pty) Limited                    Vision Software (Pty) Limited               South Africa

Electronic Arts V.I., Inc.                       Electronic Arts V.I., Inc.                  Virgin Islands (U.S.)

Linear Arts, Inc.                                Linear Arts, Inc.                           Delaware

EA UK Holding Co.                                EA UK Holding Co.                           Delaware

EA Islands Ltd.                                  EA Islands Ltd.                             British Virgin Islands

Electronic Arts Limitada                         EA Brazil                                   Brazil

Electronic Arts Nederland B.V.                   Electronic Arts BV                          The Netherlands

Electronic Arts Portugal                         Electronic Arts Portugal                    Portugal

Electronic Arts C.V.                             Electronic Arts C.V.                        Barbados

Electronic Arts Project Inc.                     Electronic Arts Project Inc.                Delaware

Maxis K.K.                                       Maxis K.K.                                  Japan

Electronic Arts Redwood Inc.                     Electronic Arts Redwood Inc.                Delaware

Electronic Arts Handelsges.m.b.H                 Electronic Arts Austria                     Austria

Electronic Arts Square K.K.                      Electronic Arts Square                      Japan

Electronic Arts Switzerland GmbH                 Electronic Arts Switzerland                 Switzerland

Tiburon Entertainment, Inc.                      Tiburon                                     Florida

Westwood Studios, Inc.                           Westwood                                    Nevada

Kesmai Aries Ltd                                 Kesmai Aries Ltd                            Virginia

Kesmai Studios Inc.                              Kesmai Studios Inc.                         Virginia

Kesmai Internet Game Resources Inc.              Gamestorm                                   Virginia

Pogo Corporation                                 Pogo.com Inc.                               Delaware

Parnassus Data Inc.                              Parnassus Data Inc.                         Delaware

EA.com Inc. (formerly EASV)                      EA.com Inc.                                 Delaware

ABC Software GmbH                                ABC Software GmbH                           Switzerland

Electronic Arts World LLC                        Electronic Arts World LLC                   Delaware

Electronic Arts Studio (UK) Limited              Electronic Arts Studio (UK) Limited         United Kingdom

Electronic Arts Publishing SARL                  Electronic Arts Publishing SARL             France

Electronic Arts Marketing EURL                   Electronic Arts Marketing EURL              France

Electronic Arts Studio EURL                      Electronic Arts Studio EURL                 France

Electronic Arts Distribution EURL                Electronic Arts Distribution EURL           France